UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor

Philadelphia, Pennsylvania 19106

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

On May 27, 2009, Hersha Hospitality Trust (the “Company”) amended its Amended and Restated Declaration of Trust (the “Declaration of Trust”) to increase the aggregate number of common shares the Company is authorized to issue from 81,000,000 shares to 151,000,000 shares, of which 150,000,000 shares are classified as Class A common shares, $0.01 par value per share, and 1,000,000 are classified as Class B common shares, $0.01 par value per share.  Under the Declaration of Trust, the Board of Trustees is authorized to amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of shares of beneficial interest the Company is authorized to issue.

A copy of the amendment in the form filed with the Maryland State Department of Assessments and Taxation and declared effective on May 27, 2009 is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01               Regulation FD Disclosure

Set forth below is certain information regarding the Company’s debt maturities which expands upon similar information contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009.

The following table sets forth the Company’s principal repayments and certain adjustments to exclude principal repayments that are not related to debt maturities and to reflect the Company’s exercise of each of the options within its discretion and the lender’s extension of the maturity of the revolving line of credit (in thousands):

	2009	2010	2011	2012	2013	Thereafter

Principal repayments due as of March 31, 2009	$48,747	$43,828	$147,084	$12,001	$25,265	$482,606

Adjustment for principal repayments prior to maturity (1)	(4,319)	(6,459)	(7,251)	(6,267)	(3,624)	27,862
Exercise of Company’s extension options on debt that is maturing	(12,100)	(22,000)	(22,412)	38,524	17,987	—
Exercise of extension option on the revolving line of credit subject to lender approval	—	—	(105,321)	105,321	—	—
Principal repayments on debt maturities assuming exercise of extension options and excluding amortization	$32,328	$15,369	$12,100	$149,579	$39,628	$510,468

(1)   Adjustment to exclude principal repayments that are not related to debt maturities, including a $59 adjustment for net amortization of discounts and premiums recorded on debt assumed in the acquisition of certain hotel properties.

The adjustments in the foregoing table reflect the following extensions of debt maturities:

•                  2009:  two one-year extension options, which can be exercised at our discretion, included in the loan agreement on a $12.1 million mortgage obligation, effectively extending maturity from August of 2009 to August of 2011;

•                  2010:  two one-year extension options, which can be exercised at our discretion, included in the loan agreement on a $22.0 million mortgage obligation, effectively extending maturity from May of 2010 to May of 2012;

•                  2011:  two one-year extension options, which can be exercised at our discretion, included in the loan agreement on a $18.0 million mortgage obligation, effectively extending maturity from January of 2011 to January of 2013;

•                  2011:  a one-year extension option, which can be exercised at our discretion, included in the loan agreement on a $7.3 million mortgage obligation, effectively extending maturity from January of 2011 to January of 2012;

•                  2011:  a one-year extension option, which can be exercised at our discretion, included in the loan agreement on a $9.3 million mortgage obligation, effectively extending maturity from July of 2011 to July of 2012; and

•                  2011:  a one-year extension option, which is subject to the lender’s approval in its discretion, included in the revolving line of credit agreement, effectively extending maturity from December of 2011 to December of 2012.

The outstanding balance of the line of credit as of March 31, 2009 was $105.3 million.  There can be no assurance that the lenders will agree to extend the maturity on the revolving line of credit.

The information in this item shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language contained therein, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

3.1—Articles of Amendment to the Amended and Restate Declaration of Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 28, 2009	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restate Declaration of Trust